CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights", "Disclosure of Portfolio Holdings", "Independent Registered Public Accounting Firm" and "Financial Statements" and to the incorporation by reference of our report dated September 7, 2005, in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Henderson Global Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-62270) and in this Amendment No. 17 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-10399).

                                                       /s/ ERNST & YOUNG LLP


Chicago, Illinois
November 28, 2005